       CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated June 23, 1999, in this registration statement (Form SB-2) of Bookdigital.com, Inc.






Simon Krowitz Bolin & Associate, P.A.
Certified Public Accountants

Simon Krowitz Bolin & Associates, P.A.

Dated: July 16, 1999


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To The Board of Directors of
Bookdigital.com, Inc.

                   Re: Bookdigital.com, Inc.



SCHONFELD & WEINSTEIN, L.L.P. does hereby consent to the use of our opinion dated July 23, 1999, to Bookdigital.com, Inc. to be used and filed in connection with the SB-2 Registration Statement and Prospectus, as filed with the Securities and Exchange Commission.





Schonfeld & Weinstein, L.L.P.

SCHONFELD & WEINSTEIN, L.L.P.

Dated: July 23, 1999